Exhibit 23.3

CONSENT OF INDEPENDENT AUDITOR

SemGroup Corporation

Tulsa, Oklahoma

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-4 of our report dated April 11, 2017, relating to the consolidated financial statements of Buffalo Parent Gulf Coast Terminals LLC appearing in SemGroup Corporation’s Current Report on Form 8-K/A dated August 31, 2017.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

Houston, Texas

January 8, 2018